UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2018 (June 7, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2018, Green Spirit Industries Inc., a Nevada corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with selected accredited investors (the “Investors”). Pursuant to the terms of the Subscription Agreement, the Company offered in a private placement (the “Offering”) common stock, par value $0.001 per share (the “Shares”) at a purchase price of $3.50 per share.

In the Offering, the Company issued a total of 738,504 Shares for total gross proceeds of $2,584,764.

The foregoing description of the Subscription Agreement and the Warrant does not purport to be complete and is subject to, and qualified in its entirety by reference to the completed text of the Subscription Agreement filed as Exhibits 10.1 hereto and incorporated herein by reference.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 8.01 Other Events.

Non-Executive Board Advisory Consultant Appointments

On April 17, 2018, the Board of Directors (the “Board”) of the Company appointed Mr. Jeff Jump as a non-executive board advisory consultant. In this capacity, Mr. Jump will provide support and strategic advice to the Company in identifying new business opportunities and expanding its operations in California and Puerto Rico.

As consideration for Mr. Jump’s services, the Company has agreed to issue him 1,750 restricted shares of common stock, par value $0.001 per share, payable quarterly, subject to his continuous service as a board advisory consultant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: June 8, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer

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